Exhibit 99.1

Scientific Games to Fully Redeem 6.25% Senior Subordinated Notes Due 2012

NEW YORK, November 23, 2010 - Scientific Games Corporation (Nasdaq: SGMS) (the “Company”) announced today that it intends to redeem all $79,458,000 of its outstanding 6.25% Senior Subordinated Notes due 2012 (CUSIP 80874PAG4) (the “Notes”) on December 28, 2010. The redemption price is equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the redemption date.  The redemption will be funded with proceeds from the Company’s recently issued 8.125% Senior Subordinated Notes due 2018. Redemption of the Notes will fully satisfy the September 15, 2012 liquidity condition related to the Notes contained in the Company’s credit agreement.

A notice of redemption containing information required by the terms of the indenture governing the Notes is being distributed by Wells Fargo Bank, N.A., the trustee under the indenture governing the Notes.

About Scientific Games

Scientific Games Corporation is a global leader in providing customized, end-to-end gaming solutions to lottery and gaming organizations worldwide.  Scientific Games’ integrated array of products and services include instant lottery games, lottery gaming systems, terminals and services, and internet applications, as well as server-based interactive gaming machines.  Scientific Games serves customers in approximately 50 countries.

Company Contact:

Cindi Buckwalter, Investor Relations

(212) 754-2233

Forward-Looking Statements

In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance.  Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; inability to fully realize, and risks associated with, our deferred tax assets; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, joint ventures and strategic investments and relationships; failure to enter into the Illinois Lottery private management agreement (including as a result of a protest) or failure to meet the related net income targets or otherwise realize the anticipated benefits under such agreement; seasonality; inability to identify and capitalize on trends and changes in the lottery and gaming industries; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with foreign operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.